EXHIBIT 23.2


The Board of Directors
EMCON


               Consent of Ernst & Young, LLP Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the EMCON 1998 Stock Option Plan of our report dated February 18, 1998, with respect to the consolidated financial statements and schedule of EMCON included and/or incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

                                                        /s/ Ernst & Young, LLP
                                                        ------------------------
                                                        Ernst & Young, LLP


San Francisco, California
August 6, 1998

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